EXHIBIT 99.1

DecisionPoint Systems Announces Third Quarter 2022 Results

Revenue increased 41.1% to a third quarter record $25.7 million

GAAP Net income and diluted EPS increased by 81.5% and 72.8%, respectively

Full-year guidance for revenue and adjusted EBITDA increased to $90-$93 million (+36% - 41%) and $6.5 million to $7.0 million, respectively

DELRAY BEACH, Fla., Nov. 14, 2022 /Businesswire/ — DecisionPoint™ Systems, Inc. (NYSE American: DPSI), a mobility-first enterprise services and solutions company today announced third quarter 2022 financial results ended September 30, 2022.

“We saw continued strength during the third quarter growing revenue 41% and adjusted EBITDA by 74%,” said Steve Smith, chief executive officer. “This strength was broad-based across products and services, including run-rate, follow-on product orders from existing customers and 22% growth in our services revenue. Additionally, given the overall supply chain environment and our ability to successfully access products from our OEMs and distributors, we continued to see customers placing orders with longer lead times, rebuilding our backlog to about $29 million despite our strong quarter. Finally, this quarter also demonstrated the operating leverage inherent in our business, as we dropped more to the bottom line than we did in the second quarter.”

Third Quarter Highlights (2022 versus 2021)

●	Revenue increased 41.1% to $25.7 million;

●	Gross Profit increased 37.4% to $5.8 million;

●	GAAP Net Income and diluted EPS increased to $1.1 million and $0.15, respectively;

●	Non-GAAP Net Income and non-GAAP diluted EPS increased 69.8% and 61.7% to $1.2 million and $0.16, respectively;

●	Adjusted EBITDA increased 73.7% to $2.3 million; and

●	Backlog as of September 30, 2022 was $29.0 million.

Third Quarter Select Financial Metrics: 2022 versus 2021
(in $M except for EPS)	3Q22	3Q21	Change	YTD 2022	YTD 2021	Change
Total Revenue	$25.7	$18.2	41.1%	$72.9	$49.5	47.5%
Hardware Revenue	$19.2	$12.7	50.7%	$54.1	$33.5	61.7%
Software and Services Revenue	$4.7	$3.9	22.1%	$13.7	$11.6	17.8%
Consumables Revenue	$1.8	$1.6	11.0%	$5.2	$4.4	17.6%
Gross Profit	$5.8	$4.2	37.4%	$16.8	$11.5	45.4%
Operating Income	$1.5	$0.9	73.9%	$3.8	$1.3	184.4%
GAAP Net Income	$1.1	$0.6	81.5%	$2.7	$2.1	26.9%
GAAP Diluted Earnings Per Share	$0.15	$0.08	72.8%	$0.36	$0.29	22.9%
Non-GAAP Net Income	$1.2	$0.7	69.8%	$3.3	$1.2	179.5%
Non-GAAP Diluted EPS	$0.16	$0.10	61.7%	$0.43	$0.16	161.7%
Adjusted EBITDA	$2.3	$1.3	73.7%	$6.1	$2.6	130.0%

*	numbers may not add due to rounding

*	numbers may not add due to rounding

Balance Sheet and Liquidity as of September 30, 2022

Cash and cash equivalents were $9.4 million, compared to $2.6 million on December 31, 2021. Long-term debt was $0.1 million, roughly flat to December 31, 2021.

Net cash provided by operating activities was $13.9 million compared to $2.2 million for the nine months ended September 30, 2021.

2022 Commentary

	2021	3Q22 Guidance	2022 vs 2021	Prior Guidance
Revenue	$65.9 Million	$90.0 - $93.0 Million	+36% - 41%	$87.0 - $90.0 Million
Adjusted EBITDA	$5.0 Million	$6.5 - $7.0 million	+30% - 40%	$4.6 - $5.0 Million

“As we look to the end of the year, we are confident in increasing our full-year 2022 guidance for revenue to $90 to $93 million (36% - 41%) and now expect adjusted EBITDA to be between $6.5 and $7.0 million for the year," concluded Smith.

Conference Call and Webcast Information

Management will host an earnings conference call and webcast at 11:00 a.m. Eastern Time. Management's presentation of the results, outlook and strategy will be followed by Q&A with investors.

Live Call Information:

Date: November 14, 2022

Time: 11:00 a.m. Eastern Time

Toll-Free: 1-877-407-3982

Toll/International: 1-201-493-6780

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1582068&tp_key=949e374fc7

Replay Information:

Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Pin Number: 13734298
Replay Start: Tuesday, November 14, 2022, 2:00 a.m. ET
Replay Expiry: Tuesday, November 21, 2022, 11:59 a.m. ET

About DecisionPoint Systems

DecisionPoint Systems Inc. delivers mobility-first managed service and integration solutions to healthcare, supply chain, and retail customers, enabling them to make better and faster decisions in the moments that matter—the decision points. Our mission is to help businesses consistently deliver on those moments—accelerating growth, improving worker productivity, and lowering risks and costs. For more information about DecisionPoint Systems, Inc., visit https://www.decisionpt.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by forward-looking statements. Forward-looking statements in this press release may include statements about our plans to obtain funding for our current and proposed operations and potential acquisition and expansion efforts; the ultimate impact of the COVID-19 pandemic, or any other health epidemic, on our business, our clientele or the global economy as a whole; debt obligations of the Company; our general history of operating losses; our ability to compete with companies producing products and services; the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology; the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our ability to develop and maintain our corporate infrastructure, including our internal controls; our ability to develop innovative new products; and our financial performance. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We qualify all of our forward-looking statements by these cautionary statements. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

DecisionPoint Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$9,447	$2,587
Accounts receivable, net	14,483	12,302
Inventory, net	1,415	2,111
Deferred costs	2,422	1,998
Prepaid expenses and other current assets	184	336
Total current assets	27,951	19,334
Operating lease assets	2,784	329
Property and equipment, net	1,764	834
Deferred costs, net of current portion	2,346	1,492
Deferred tax assets	1,539	1,999
Intangible assets, net	4,711	3,564
Goodwill	10,012	8,128
Other assets	16	50
Total assets	$51,123	$35,730
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,044	$10,273
Accrued expenses and other current liabilities	4,098	3,220
Deferred revenue	6,664	4,599
Current portion of long-term debt	3	3
Current portion of operating lease liabilities	421	257
Total current liabilities	29,230	18,352
Deferred revenue, net of current portion	2,872	2,510
Long-term debt	143	146
Noncurrent portion of operating lease liabilities	2,639	83
Other liabilities	221	381
Total liabilities	35,105	21,472
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 7,397 and 7,007 shares issued and outstanding, respectively	7	7
Additional paid-in capital	38,292	39,216
Accumulated deficit	(22,281)	(24,965)
Total stockholders’ equity	16,018	14,258
Total liabilities and stockholders’ equity	$51,123	$35,730

DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales:
Product	$20,988	$14,349	$59,259	$37,846
Service	4,725	3,870	13,681	11,614
Net sales	25,713	18,219	72,940	49,460
Cost of sales:
Product	16,923	11,267	47,213	29,948
Service	3,036	2,764	8,971	7,990
Cost of sales	19,959	14,031	56,184	37,938
Gross profit	5,754	4,188	16,756	11,522
Operating expenses:
Sales and marketing expense	2,291	1,812	6,850	5,611
General and administrative expenses	1,936	1,498	6,155	4,592
Total operating expenses	4,227	3,310	13,005	10,203
Operating income	1,527	878	3,751	1,319
Interest expense	(7)	(17)	(42)	(67)
Gain on extinguishment of debt	—	—	—	1,211
Other expense	—	—	(17)	—
Income before income taxes	1,520	861	3,692	2,463
Income tax expense	(409)	(249)	(1,008)	(348)
Net income and comprehensive income attributable to common stockholders	$1,111	$612	$2,684	$2,115
Earnings per share attributable to stockholders (1):
Basic	$0.15	$0.09	$0.37	$0.31
Diluted	$0.15	$0.08	$0.36	$0.29
Weighted average common shares outstanding
Basic	7,290	6,958	7,210	6,928
Diluted	7,593	7,230	7,510	7,274

(1)	All share and per share information has been retroactively adjusted to reflect a reverse stock split.

DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$2,684	$2,115
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on fixed asset disposal	22	-
Depreciation and amortization	1,750	1,031
Gain on extinguishment of debt	-	(1,211)
Amortization of deferred financing costs	-	25
Share-based compensation expense	325	109
Allowance for doubtful accounts	32	-
Deferred income taxes, net	460	171
Changes in operating assets and liabilities:
Accounts receivable	(811)	4,548
Inventory, net	825	(267)
Deferred costs	(1,155)	(21)
Prepaid expenses and other current assets	186	(346)
Accounts payable	7,213	(3,225)
Accrued expenses and other current liabilities	(139)	(161)
Due to related parties	-	(34)
Operating lease liabilities	265	(5)
Deferred revenue	2,279	(504)
Net cash provided by operating activities	13,936	2,225
Cash flows from investing activities
Cash paid for acquisitions, net of cash acquired	(4,525)	(170)
Purchases of property and equipment	(1,299)	(235)
Net cash used in investing activities	(5,824)	(405)
Cash flows from financing activities
Line of credit, net	-	(1,206)
Payment under term loan	(3)	-
Taxes paid in lieu of shares issued for share-based compensation	(1,403)	(25)
Proceeds from exercise of stock options	154	2
Net cash used in financing activities	(1,252)	(1,229)
Change in cash	6,860	591
Cash, beginning of period	2,587	2,005
Cash, end of period	$9,447	$2,596
Supplemental disclosures of cash flow information
Cash paid for interest	$38	$68
Cash paid for income taxes	$497	$362
Non-cash investing and financing activities
Right of use assets obtained in exchange for new operating lease liabilities	$3,211	$-
Cashless exercise of stock options	$3,508	$-

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we have provided non-GAAP financial information, namely non-GAAP Net Income, non-GAAP diluted EPS and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for transaction-related and non-recurring items). We believe that these non-GAAP measures provide investors with a better understanding of how the results relate to our historical performance as well as when comparing our results to other publicly-traded companies. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. Management believes that these adjusted measures reflect the essential operating activities of the Company. A reconciliation of non-GAAP financial information appears below:

DecisionPoint Systems, Inc.

Supplemental Financial Information

Reconciliation of Select GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021
Net income, as reported	$1,111	$612	$2,684	$2,115
Share-based compensation	50	35	325	109
Business acquisition costs	65	66	242	130
NYSE American uplisting costs	1	9	1	23
Gain on extinguishment of debt	-	-	-	(1,211)
Non-GAAP net income	$1,227	$722	$3,252	$1,166
Depreciation and amortization	622	316	1,750	1,031
Income taxes	409	249	1,008	348
Interest expense	7	17	42	67
Adjusted EBITDA	$2,265	$1,304	$6,052	$2,612

Diluted EPS, as reported	$0.15	$0.08	$0.36	$0.29
Adjusted Diluted EPS	$0.16	$0.10	$0.43	$0.16

Weighted average diluted common shares outstanding	7,593	7,230	7,510	7,274